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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                                                                                       STATE OF
NAME                                                                                                 INCORPORATION
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
Professional Communications Systems, Inc...........................................................      Texas

Electronic Tracking Systems Inc....................................................................    Delaware

Contact Communications Inc.........................................................................    Delaware

The Message Express, Inc...........................................................................    New York

Beepers to Go, Inc.................................................................................    Delaware

Metropolitan Houston Paging Services, Inc..........................................................      Texas

A.G.R. Electronics, Inc............................................................................     Florida

Total Communication Services, Inc..................................................................     Florida

Williams Metro Communications Corporation..........................................................     Florida

Metro Mobile Corporation...........................................................................     Florida

Metro Paging of Georgia, Inc.......................................................................     Georgia
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